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                                                                      Exhibit 99

Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Amerin Corporation

We have audited the consolidated balance sheet of Amerin Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, common stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules listed (none of which aforementioned consolidated financial statements and financial statement schedules are separately presented herein). These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amerin Corporation and subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Chicago, Illinois
January 21, 1999